As filed with the Securities and Exchange Commission on March 11, 1996,


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                                UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                 RLI Corp.

          (Exact name of registrant as specified in its charter)

Illinois                                               37-0889946
(State of incorporation)               (I.R.S. Employer identification Number)

              9025 North Lindbergh Drive, Peoria, Illinois  61615
                  (address of principal executive offices)


                     RLI Corp. Incentive Stock Option Plan
                           (Full Title of the plan)


                               Gerald D. Stephens
                                   President
                                   RLI Corp.
                           9025 North Lindbergh Drive
                            Peoria, Illinois  61615
                                  309-692-1000

       (Name, address, and telephone number of agent for service)

                                 Copies to:

Camille J. Hensey                         Edward F. Sutkowski, Esq.
Corporate Secretary                       Sutkowski & Washkuhn Ltd.
RLI Corp.                                 124 Southwest Adams Street
9025 North Lindbergh Drive                Suite 560
Peoria, Illinois 61615                    Peoria, Illinois  61602

==============================================================================

Exhibit Index on Sequentially Numbered Page 10.               Page 1 of 25

                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                               Proposed       Proposed
Title of                       Maximum        Maximum
Securities     Amount          Offering       Aggregate       Amount of
to be          to be           Price          Offering        Registration
Registered     Registered      Per Share      Price*          Fee*
Common         1,250,000       $25.40         $31,750,000     $10,948.28
Stock, par     shares
value $1
per share
-----------------------------------------------------------------------------

* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares of the New York Stock Exchange on March 8, 1996.

                                    PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part I (Plan information and Registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part 2 of this Registration Statement, taken together, constitutes a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                      Part II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by RLI Corp. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

2. The Company's Quarterly Reports on Form 10-Q filed pursuant to Section 13 or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act") for the quarterly periods ended March 31, 1995, June 30, 1995, and September 30, 1995.

3. The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock") contained in Item 13 of the Company's Registration Statement on Form S-1 (Registration No. 2-32225) filed with the Commission pursuant to Section 12 of the Exchange Act, on July 24, 1969.

4.  All documents filed by the Company pursuant to Sections
13(a) and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Edward F. Sutkowski, Esq., of Sutkowski & Washkuhn Ltd., 124 Southwest Adams Street, Suite 560, Peoria, Illinois 61602, is a director of the Company. Sutkowski & Washkuhn Ltd., an Illinois professional corporation in which Edward F. Sutkowski is a shareholder, will pass upon the legality of the shares of Common Stock.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

RLI Corp. is incorporated under the laws of the State of Illinois.  Under
Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the "Act"), an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorney's fees), judgments, fines and amounts to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

An Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interest of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

The Company's Articles of Incorporation and By-Laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 8.75 of the Act; however, both provide that, notwithstanding anything in Section 8.75 of the Act to the contrary, no director or officer shall be indemnified or insured against any liability to the Company or to its shareholders to which such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence with respect to the duties involved in the conduct of such person's office.

The Company maintains directors' and officers' liability insurance with an annual aggregate limit of $10,000,000 for the current policy period, subject to a $200,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is not available to any director or officer. In addition, the Company has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such directors and officers to the fullest extent authorized or permitted by Illinois law.

ITEM 6.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 7.  EXHIBITS

4.1 Articles of Incorporation (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Second Quarter ended June 30, 1993.)

4.2 By-Laws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Second Quarter ended June 30, 1993)

4.3  RLI Corp. Incentive Stock Option Plan (as attached at Pages 11 through
23).

4.4 Form of Certificate representing shares of Common Stock of RLI Corp, an Illinois corporation (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to the Company's Registration Statement on Form S-3 as filed June 11, 1993, Registration Number 33-61788)

5.1 Opinion of Sutkowski & Washkuhn Ltd. as to the legality of certain shares of the Common Stock being registered (as attached at Page 25).

23.1  Consent of KPMG Peat Marwick LLP (as attached at Page 24).

23.2  Consent of Sutkowski & Washkuhn Ltd. (included in the Opinion filed as
Exhibit 5.1)

24.1  Powers of Attorney (included in signature page)

28.1 Information from Reports Furnished to State Insurance Regulatory Authorities (incorporated by reference to Exhibit 29.1 to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1994)

ITEM 8.  UNDERTAKINGS

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

i.   To include any Prospectus required by Section 10(a)(3) of the Securities
Act;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED HOWEVER, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post effective amendment by such paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) or the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Company, pursuant to the requirements of the Securities Act, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Illinois.


                                  RLI CORP.



Dated: March 11, 1996              By:  /s/ Gerald D. Stephens
                                       ________________________________
                                      Gerald D. Stephens, PRESIDENT


                          POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned constitute and appoint Gerald
D. Stephens, Joseph E. Dondanville and Camille J. Hensey and each of their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, in any and all capacities (including any capacity as a director and/or officer of RLI Corp.), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                             *  *  *  *  *

Pursuant to the requirements of the Securities Act, this Registration Statement and Power Of Attorney have been signed by the undersigned in the capacities and on the dates indicated.


Signature                     Capacity                         Date

/s/Gerald D. Stephens         President, Chief Executive      March 11, 1996
_______________________
   Gerald D. Stephens         Officer and Director
                              (Principal Executive Officer)

/s/Joseph E. Dondanville      Vice President, Chief Financial March 11, 1996
________________________
   Joseph E. Dondanville      Officer (Principal Financial
                              and Accounting Officer)

/s/Edward F. Sutkowski        Director                         March 11, 1996
________________________
   Edward F. Sutkowski

/s/Robert O. Viets            Director                         March 11, 1996
________________________
   Robert O. Viets

/s/Bernard J. Daenzer         Director                         March 11, 1996
________________________
     Bernard J. Daenzer

/s/Richard J. Haayen          Director                         March 11, 1996
________________________
   Richard J. Haayen

/s/William R. Keane           Director                         March 11, 1996
________________________
   William R. Keane

/s/John S. McGuinness         Director                         March 11, 1996
________________________
   John S. McGuinness

/s/Edwin S. Overman           Director                         March 11, 1996
________________________
   Edwin S. Overman

/s/Gerald I. Lenrow           Director                         March 11, 1996
________________________
   Gerald I. Lenrow

                              EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION OF              REFERENCE
NO.              DOCUMENTS

4.1              Articles of Incorporation   Incorporated by reference to
                                             the Company's Quarterly Report
                                             on Form 10-Q for the Second
                                             Quarter ended June 30, 1993.

4.2              By-Laws of the Company      Incorporated by reference to
                                             the Company's Quarterly Report
                                             on Form 10-Q for the Second
                                             Quarter ended June 30, 1993

4.3              RLI Corp. Incentive         Attached at Pages 11 through 23
                 Stock Option Plan

4.4              Form of Certificate         Incorporated by reference to
                 representing shares of      Exhibit 4.3 of Amendment No. 1
                 Common Stock of RLI         to the Company's Registration
                 Corp., an Illinois          Statement on Form S-3 as filed
                 corporation                 Number 33-61788

5.1              Opinion of Sutkowski        Attached at Page 25
                 & Washkuhn Ltd. as to
                 the legality of the
                 shares of the Common
                 Stock being registered

23.1             Consent of KPMG             Attached at Page 24

23.2             Consent of Sutkowski        Included in the Opinion filed
                 & Washkuhn Ltd.             as Exhibit 5.1

24.1             Powers of Attorney          Included in signature page

28.1             Information from            Incorporated by reference to
                 reports furnished to        Exhibit 29-1 to the Company's
                 state insurance             Annual Report on Form 10-K for
                 regulatory authorities      the fiscal year ending
                                             December 31, 1994

                            EXHIBIT 4.3






















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                     RLI CORP. INCENTIVE STOCK OPTION PLAN
-----------------------------------------------------------------------------

                                  TABLE OF CONTENTS
I.
RECITALS:................................................................14

A.  Purposes.............................................................14

B.  Tax Law Considerations...............................................14

C.  Securities Law Considerations........................................14

II.  AGREEMENTS:.........................................................14

1.  Eligibility for Participation........................................14
    1.1     Eligible Employee, Eligible Corporation......................15
    1.2     Plan Conditions and Limitations..............................14
    1.2(a)  Disposition Limitation.......................................14
    1.2(b)  Employment Limitation........................................15
    1.2(c)  Aggregate Shares.............................................15
    1.2(d)  Class of Participants........................................16
    1.2(e)  Shareholder Approval.........................................16
    1.2(f)  Option Grant Period..........................................16
    1.2(g)  Option Exercise Period.......................................16
    1.2(h)  Option Price.................................................16
    1.2(i)  Transferability and Exercisability...........................16
    1.2(j)  Share Ownership Limitation...................................17
    1.2(k)  Aggregate Annual Limitation: One
            Hundred Thousand Dollars.....................................17

2.  Option Exercise Procedures...........................................17
    2.1     Instrument...................................................17
    2.2     Registration of Shares.......................................17
    2.3     Taxes........................................................17

3.  Administration.......................................................18
    3.1     Assignability................................................18
    3.2     Expenses.....................................................18
    3.3     Funding......................................................18
    3.4     Identity of Plan Administrator...............................18
    3.5     Liability....................................................18
    3.6     Majority Rule................................................18
    3.7    Payment.......................................................18
    3.8    Powers........................................................18
    3.9    Reports.......................................................19
    3.10   Shareholder Rights............................................19

4.  Plan Amendment or Suspension.........................................19

5.  Plan Termination.....................................................19
    5.1    Employment or Related Agreements..............................19
    5.2    Incorporation by Reference; Internal Revenue Code.............19
    5.3    Interpretive Guidelines.......................................19
    5.4    Invalid Provision.............................................20
    5.5    Legal Actions.................................................20

6.  Glossary.............................................................20
    Board................................................................20
    Code.................................................................20
    Disabled.............................................................20
    Eligible Corporation.................................................20
    Eligible Employee....................................................21
    Exchange Act.........................................................21
    Fair Market Value....................................................21
    Option...............................................................21
    Parent...............................................................21
    Plan.................................................................21
    Plan Administrator...................................................21
    Rule 16(b)-3.........................................................21
    Subsidiary...........................................................21
    Tax..................................................................21
    Transfer.............................................................22

III.  EXECUTION:.........................................................23

THIS RLI CORP. INCENTIVE STOCK OPTION PLAN is made at Peoria, Illinois.

                               I.  RECITALS:

                               A.  PURPOSES

The purposes of this RLI Corp. Incentive Stock Option Plan ("Plan") are to: closely associate the interests of the management of RLI Corp. ("RLI") with its shareholders by reinforcing the relationship between management rewards and shareholder gains; provide management with additional equity ownership in RLI commensurate with RLI performance reflected in increased shareholder value; maintain competitive compensation levels; replace incentives in respect of compensation which may no longer be considered for tax qualified plan benefit purposes; and, encourage management to continue long term employment with RLI.

                           B.  TAX LAW CONSIDERATIONS

Section 421 GENERAL RULES provides that if a share is transferred to an employee in a transfer in respect of which the requirements expressed in
Section 422(a) INCENTIVE STOCK OPTIONS are met, then no income shall result at the time of the transfer of such share to such employee upon the exercise of such Option, no deduction shall be allowable at any time to the employer corporation, and no amount other than the price paid under the Option shall be considered as received by the employer corporation for the share so transferred.

The Plan is intended to qualify as an incentive stock Option plan as defined in Section 422 INCENTIVE STOCK OPTIONS, and the Options to qualify as such.

                       C.  SECURITIES LAW CONSIDERATIONS

The Plan and any share issuable pursuant thereto must comply with Rule 16b-3 and any subsequent legislation.

                              II.  AGREEMENTS:

NOW, THEREFORE, the Plan Administrator agrees as follows:

1.  ELIGIBILITY FOR PARTICIPATION

1.1  ELIGIBLE EMPLOYEE, ELIGIBLE CORPORATION

The Plan Administrator may periodically grant to any Eligible Employee of any Eligible Corporation an Option ("Option") to purchase any share of any Eligible Corporation.

1.2  PLAN CONDITIONS AND LIMITATIONS

This Plan and any Option granted pursuant to this Plan must satisfy the conditions expressed in the following sections.

1.2(a)  DISPOSITION LIMITATION

Except as otherwise provided in the following sentence, no disposition of any share may be made within the two (2) year period beginning on the date of the grant of an Option or within the one (1) year period beginning on the date the share which was the subject of such Option was transferred to the Eligible Employee. If an Option is exercised after the death of the Eligible Employee by the estate of the Eligible Employee, or by a Person who acquired the right to exercise such Option by bequest or inheritance, or by reason of the death of the Eligible Employee, the holding period expressed in the preceding sentence shall not apply.

For purposes of the preceding paragraph, a disposition includes a sale, exchange, gift, or a Transfer of legal title, but does not include: (a) a Transfer from a decedent to an estate or a Transfer by bequest or inheritance;
(b) an exchange to which Sections 354 EXCHANGES OF STOCK AND SECURITIES IN CERTAIN REORGANIZATIONS, 355 DISTRIBUTION OF STOCK AND SECURITIES OF A CONTROLLED CORPORATION, 356 RECEIPT OF ADDITIONAL CONSIDERATION, or 1036 STOCK FOR STOCK OF SAME CORPORATION (or so much of Section 1036 as relates to
Section 1036) applies; (c) a mere pledge or hypothecation; (d) a Transfer between spouses or incident to divorce which meets the conditions expressed in
Section 1041(a) GENERAL RULE; and, (e) if such share is acquired in the name of the Eligible Employee and another jointly with the right of survivorship or a subsequent Transfer of a share into such joint ownership shall not be deemed a disposition, but a termination of such joint tenancy (except to the extent such Eligible Employee acquires ownership of such shares) shall be treated as a disposition by such Eligible Employee at the time such joint tenancy is terminated.

If an insolvent Eligible Employee holds a share acquired pursuant to an exercise of an Option, and if such share is transferred to a trustee, receiver, or any other similar fiduciary in any proceeding under Title 11 or any other similar insolvency proceeding, neither such Transfer, nor any other Transfer of such share for the benefit of such Eligible Employee's creditors in such proceeding, shall constitute a disposition of such share.

1.2(b)  EMPLOYMENT LIMITATION

Except as otherwise provided in the following paragraph, at all times during the period beginning on the date of the grant of the Option and ending on the date three (3) months before the exercise of the Option, the Eligible Employee was an employee of an Eligible Corporation or a corporation assuming such Option in a transaction to which Section 424(a) CORPORATE REORGANIZATIONS, LIQUIDATIONS, ETC. applies.

In the case of an Eligible Employee who is Disabled, the three month period expressed in the preceding paragraph shall be one (1) year. If an Option is exercised after the death of the Eligible Employee by the estate of the Eligible Employee, or by a Person who acquired the right to exercise such Option by bequest or inheritance, or by reason of the death of the Eligible Employee, the employment requirement expressed in the preceding paragraph shall not apply.

1.2(c)  AGGREGATE SHARES

The aggregate number of shares which may be issued under Options granted pursuant to this Plan must not exceed one million (1,000,000) shares.

For purposes of the preceding paragraph, if any change in the outstanding shares of an Eligible Corporation occurs by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by an Eligible Corporation of all of its assets, any distribution to shareholders other than a normal cash dividend or other extraordinary or unusual event, the Plan Administrator may adjust the terms of any Option or the number of shares available.

1.2(d)  CLASS OF PARTICIPANTS

No Eligible Employee other than an officer of an Eligible Corporation may be granted an Option pursuant to this Plan.

1.2(e)  SHAREHOLDER APPROVAL

The Plan must be approved by the shareholders of RLI within the twelve (12) month period beginning on the date the Plan is adopted by the Board.

1.2(f)  OPTION GRANT PERIOD

An Option must be granted within the ten (10) year period beginning on the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of RLI.

1.2(g)  OPTION EXERCISE PERIOD

Except as otherwise provided in 1.2(j) SHARE OWNERSHIP LIMITATION, an Option must be exercised before the expiration of the ten (10) year period beginning on the date such Option is granted.

1.2(h)  OPTION PRICE

The Option price must not be less than the Fair Market Value of such share at the time the Option is granted. For purposes of the preceding sentence, the Fair Market Value of any share shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

1.2(i)  TRANSFERABILITY AND EXERCISABILITY

An Option must not be transferable by an Eligible Employee otherwise than by will, the laws of descent and distribution, and be exercisable if at all, during the lifetime of such Eligible Employee, only by such Eligible Employee.

Upon the death of an Eligible Employee, any Option exercisable on the date of the death of such Eligible Employee may be exercised by the Eligible Employee's estate or by a Person who acquired the right to exercise such Option by bequest or inheritance, or by reason of the death of the Eligible Employee. The provisions of the preceding sentence shall apply, notwithstanding the fact that the Eligible Employee's employment may have terminated prior to death, but only to the extent of any Option exercisable on the date of the Eligible Employee's death.

1.2(j)  SHARE OWNERSHIP LIMITATION

Except as otherwise provided in the following paragraph, an Eligible Employee must not, at the time the Option is granted, own shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of RLI, any Parent, or any Subsidiary.

The preceding paragraph shall not apply if, at the time such Option is granted, the Option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to Option and such Option must be exercised before the expiration of the five (5) year period beginning on the date such Option is granted.

In applying the ten percent (10%) ownership limitation, the Eligible Employee shall be considered as owning shares owned, directly or indirectly, by or for such Eligible Employee's brothers and sisters (whether by the whole or the half blood), spouse, and lineal descendants, and shares owned directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for the shareholders, partners or beneficiaries.

1.2(k)  AGGREGATE ANNUAL LIMITATION: ONE HUNDRED THOUSAND DOLLARS

To the extent that the aggregate Fair Market Value of shares exercisable for the first time by any Eligible Employee during any calendar year, (under all plans of the Eligible Employee's employer corporation and its Parent and any Subsidiary corporation) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Options which are not incentive stock Options, as defined in Code Section 422 INCENTIVE STOCK OPTIONS. The preceding sentence shall be applied by taking Options into account in the order in which they were granted. The Fair Market Value of any share shall be determined as of the time the Option with respect to such share is granted.

2.  OPTION EXERCISE PROCEDURES

2.1  INSTRUMENT

Each Option granted pursuant to the Plan must be evidenced by an instrument in such form as the Plan Administrator periodically prescribes.

2.2  REGISTRATION OF SHARES

The Plan Administrator may periodically recommend that RLI list, register or qualify any shares subject to any Option, seek the consent or approval of any governmental body, or obtain an agreement from the Eligible Employee that the transfer of the shares in respect of such Option may not be consummated unless such listing, registration, qualification, consent or approval shall have been obtained in such form as the Plan Administrator shall periodically determine to be appropriate.

2.3  TAXES

RLI may deduct from any Plan payment or receive from any Person to whom any share is issuable before issuing any such share, any Tax.

3.  ADMINISTRATION

The Plan shall be administered as expressed in the following sections.

3.1  ASSIGNABILITY

Except as otherwise determined by the Plan Administrator, no interest under this Plan may be Transferred to any other Person.

3.2  EXPENSES

The expenses of the Plan shall be borne by RLI.

3.3  FUNDING

The Plan shall be unfunded. RLI shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Option under the Plan, and any right to the payment of any Option shall be no greater than any right of the general creditors of RLI.

3.4  IDENTITY OF PLAN ADMINISTRATOR

Except as otherwise provided in the following paragraph, the Plan shall be administered by the Plan Administrator.

No member of the Plan Administrator may have received an Option pursuant to this Plan during the twelve (12) month period ending on the date of such appointment if such receipt would cause such member to cease to be a "disinterested person" under Rule 16b-3.

3.5  LIABILITY

No member of the Plan Administrator and no officer of RLI shall be liable for anything done or omitted by any other member of the Plan Administrator or by any officer of RLI in connection with the performance of any duty under this Plan, except as to any willful misconduct or as expressly provided by statute.

3.6  MAJORITY RULE

The Plan Administrator may act only by a majority of its members, except that any member may authorize any one or more of their members or any officer of RLI to execute and deliver any document or to take any other ministerial action on behalf of the Plan Administrator.

3.7  PAYMENT

The Plan Administrator may periodically determine the method by which the Eligible Employee may pay for the shares issuable incident to the exercise of an Option, including but not limited to, payment for such shares in the form of other shares of any Eligible Corporation.

3.8  POWERS

The Plan Administrator shall have the power to: (a) interpret the Plan and the Options granted under the Plan; (b) establish, amend and rescind any rules and regulations relating to the Plan; and (c) make any other determination which it deems desirable for the administration of the Plan.

The interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties. Determinations to be made by the Plan Administrator under the Plan may be made by any delegate.

3.9  REPORTS

The officers of RLI shall cause to be filed any report, return or other information regarding any Option or share issuable pursuant thereto as may periodically be required by Section 13 or 15(d) of the Exchange Act or any other applicable statute, rule or regulation.

3.10  SHAREHOLDER RIGHTS

No Eligible Employee shall have any right as a shareholder unless and until a certificate evidencing a share of the Eligible Corporation is issued to such Eligible Employee.

4.  PLAN AMENDMENT OR SUSPENSION

The Plan may be periodically amended or suspended by the Board; however, no amendment shall be effective until approved by the shareholders of RLI where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 and with other applicable law. No amendment of the Plan shall adversely affect any right of any Eligible Employee with respect to any Option granted before such amendment.

5.  PLAN TERMINATION

This Plan shall terminate upon the earlier of the adoption of a resolution of the Board terminating the Plan, or ten years from the date the Plan is initially approved and adopted by the shareholders of RLI.

5.1  EMPLOYMENT OR RELATED AGREEMENTS

This Plan does not constitute a contract between the Employer and any Eligible Employee, a consideration for or an inducement for the employment of any Eligible Employee. Nothing contained in this Plan will be deemed to give any Eligible Employee the right to be retained in the service or to interfere with the right of any Eligible Corporation to discharge any Eligible Employee at any time regardless of the effect which such discharge will have upon such individual under this Plan.

5.2  INCORPORATION BY REFERENCE; INTERNAL REVENUE CODE

Any reference to Section or Sections is to such section or sections of the Internal Revenue Code, as may be amended.

5.3  INTERPRETIVE GUIDELINES

The words and phrases set off by quotation marks in the Glossary have the meanings therein indicated. Any word or phrase which appears in this Plan in parenthesis, set off by quotation marks and capitalized has the meaning denoted by its context. Whenever the words and phrases defined either in the Glossary or elsewhere in this Plan are intended to have their defined meanings, the first letter of such word or the first letters of all substantive words in such phrase will be capitalized. When the context permits, a word or phrase used in the singular means the plural, and when used in any gender, its meaning also includes all genders. Captions of Sections are inserted as a matter of convenience only and do not define, limit or extend the scope or intent of this Plan or any provision hereof.

5.4  INVALID PROVISION

If any term or provision of this Plan or the application thereof to any Person or circumstance will to any extent be invalid or unenforceable, the remainder of this Plan, or the application of such term or provision to such Person or circumstance other than that as to which it is invalid or unenforceable, will not be affected, and each term and provision of this Plan will be valid and will be enforced to the fullest extent permitted by law.

5.5  LEGAL ACTIONS

If any claim, suit or proceeding is brought regarding the Plan to which the Plan Administrator may be a party, and such claim, suit or proceeding is resolved in favor of the Plan Administrator, any member of the Plan Administrator shall be entitled to be reimbursed by RLI for any cost, attorneys' fee and other expense incurred. Necessary parties to any accounting, litigation or other proceedings will include only the Plan Administrator and RLI. The settlement of any judgment in any case in which RLI is duly served or cited will be binding upon all Eligible Employees and their respective estates, as well as upon any Person claiming by, through or under any of them.

6.  GLOSSARY

"Board" means the Board of Directors of RLI Corp. or its successor.

"Code" means the Internal Revenue Code of 1986, as may periodically be amended.

"Disabled" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

"Eligible Corporation" means, collectively, (a) RLI; (b) any corporation (other than RLI), in an unbroken chain of corporations ending with RLI if, at the time of the granting of the Option, each of the corporations, other than RLI, owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain; and (c) any corporation (other than RLI) in an unbroken chain of corporations beginning with RLI if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

"Eligible Employee" means any common law employee of an Eligible Corporation, thus excluding any non-employee director of an Eligible Corporation or an independent contractor.

"Exchange Act" means the Securities Exchange Act of 1934, as may periodically be amended.

"Fair Market Value" means, (a) in respect of any share of RLI, the closing price on such date or on the next business date, if such date is not a business day, of a share of RLI reflected in THE WALL STREET JOURNAL or any other publication selected by the Plan Administrator; however, if shares of RLI shall not have been traded on the New York Stock Exchange for more than ten (10) days immediately preceding such date or if deemed appropriate by the Plan Administrator for any other reason, the fair market value of shares of RLI shall be determined by RLI in such other manner as it may deem appropriate, and (b) as to any share of any other Eligible Corporation, as determined by the Plan Administrator in accordance with the Code regulations.

"Option" is defined at Section 1.1 ELIGIBLE EMPLOYEE, ELIGIBLE CORPORATION.

"Parent" means any corporation (other than the employer corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

"Plan" means this RLI Corp. Incentive Stock Option Plan.

"Plan Administrator" means the Board, or if designated by the Board, the Executive Resources Committee, or if any provision of the Exchange Act or the Code would impair the ability of either the Board or the Executive Resources Committee to administer the Plan in accordance with the provisions of Rule 16(b)-3 and Code Section 162(m), or such other Person as the Board periodically determines to be appropriate so as to permit the Plan to be administered in accordance with Rule 16(b)-3 and Code Section 162(m).

"Rule 16(b)-3" means such rule promulgated under the Securities Exchange Act of 1934, as may periodically be amended.

"Subsidiary" means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

"Tax" means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition, whether disputed or not.

"Transfer" means any direct or indirect, voluntary or involuntary, for value, by operation of law or otherwise, assignment, or otherwise disposition of any direct or indirect, economic or legal interest in, including but not limited to any security interest in or with respect to either any share or any Option.

                               III.  EXECUTION:

RLI Corp.                        Approved by the Shareholders of
                                 RLI Corp. on May 11, 1995
By:  /s/Gerald D. Stephens
     _______________________________

     At the direction of its Board

-----------------------------------------------------------------------------
                     CONSENT OF INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------------------

The Board of Directors
RLI Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                     KPMG PEAT MARWICK LLP
                                     /s/ KPMG Peat Marwick LLP
                                     ____________________________________



Chicago, Illinois
March 11, 1996

December 7, 1995

RLI Corp.
9025 North Lindbergh Drive
Peoria, Illinois  61615

Ladies and Gentlemen:

We have acted as counsel for RLI Corp. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 1,250,000 shares of common stock, par value $1.00 per share, of the Company ("Common Stock") issuable under the Company's Incentive Stock Option Plan (the "Plan") and subject to adjustment as provided therein, under a registration statement on Form S-8 (the "Registration Statement") about to be filed with the Securities and Exchange Commission.

We have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, agreements and other instruments, certificates of public officials and officers and representatives of the Company and such other documents as we have deemed necessary as a basis of the opinions hereafter expressed.

Based on the foregoing and having regard to legal considerations that we deem relevant, we are of the opinion that, when the shares of Common Stock have been registered under the Act and when the Company has received the consideration to be received for the shares in accordance with the provision of the Plan and the shares of Common Stock have been issued by the Company as provided under the Plan, the shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

We hereby consent to the inclusion of this opinion in the Registration Statement.

SUTKOWSKI & WASHKUHN LTD.
By:
dk\jrg\S-8.4
01768 80046
                                      25